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Exhibit 99.1

Conditional Redemption of
Corporate Backed Trust Certificates
2001-9 Trust
Certificates (NYSE Listing CYR) CUSIP*: 21988G841

NEWS RELEASE - IMMEDIATE - February 20, 2007:

U.S. Bank Trust National Association, as Trustee, under the Standard Terms for Trust Agreements dated as of January 16, 2001, as supplemented by the Series Supplement dated as of March 14, 2001, as further supplemented by a Supplement to the Series Supplement, dated March 27, 2001 (as amended, the “Trust Agreement”) in respect of the Corporate Backed Trust Certificates, Series 2001-9 Trust (the “Trust”) with Lehman ABS Corporation, as depositor, received notice that the call warrant holder has exercised its right to purchase the assets of the Trust on February 26, 2007 (the “Redemption Date”).

THE EXERCISE OF THE CALL WARRANTS IS CONDITIONAL UPON RECEIPT BY THE TRUSTEE OF THE WARRANT EXERCISE CALL PRICE WITH RESPECT TO SUCH EXERCISE ON THE REDEMPTION DATE. THERE CAN BE NO ASSURANCE THAT THE CALL WARRANTS WILL IN FACT BE EXERCISED ON THE REDEMPTION DATE.

If the Trustee receives the call price by 10:00 a.m. (New York City time) on the Redemption Date, then the certificates issued by the Trust (the “Certificates”) will be redeemed in full on the Redemption Date at a price of $25 principal plus $0.143229166 accrued interest per Certificate (the “Call Price”). No interest will accrue on the Certificates after the Redemption Date. If the Trustee does not receive the Call Price, then (i) the Certificates issued by the Trust will continue to accrue interest as if no exercise notice had been given and (ii) the call warrant holder may elect to deliver a conditional notice of exercise in the future.

This press release is being issued by U.S. Bank Trust National Association as trustee of the Trust. For more information about this conditional redemption, please contact Janet P. O’Hara of U.S. Bank Trust National Association at 212-361-2527.

*U.S. Bank shall not be held responsible for the selection or the use of the CUSIP number, nor is any representation made as to its correctness indicated in this notice. It is included solely for the convenience of the certificateholders.